UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2013

Car Charging Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-149784	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1691 Michigan Avenue, Suite 601
Miami Beach, Florida 33139
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Equity Exchange Agreement / Promissory Note / Escrow Agreement

On February 26, 2013, Car Charging Group, Inc. (the “Company”), entered into an equity exchange agreement (the “Exchange Agreement”) by and among the Company, Beam Acquisition LLC, a Nevada limited liability company and wholly-owned subsidiary of the Company (“Beam Acquisition”), Beam Charging LLC, a New York limited liability company (“Beam”), and Manhattan Charging LLC, a New York limited liability company (“Manhattan Charging”), Eric L’Esperance (“L’Esperance”), and Andrew Shapiro (“Shapiro” and together with Manhattan Charging, L’Esperance and the individual members of Manhattan Charging LLC, the “Beam Members”). The Company had previously entered into an agreement, dated December 31, 2012, (the “Initial Agreement”) with Beam Acquisition and Manhattan Charging, pursuant to which Beam Acquisition acquired all of the outstanding membership interests in Beam in exchange for 1,265,822 restricted shares (the “Exchange Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”).  In the Exchange Agreement, the Company, through Beam Acquisition, further identified the specific terms under which it acquired all of the outstanding membership interests of Beam and Beam became a wholly owned subsidiary of Beam Acquisition (the “Equity Exchange”).

As part of the Equity Exchange, the Company made a payment of $500,000 to Manhattan Charging, of which an aggregate amount of $461,150 was issued in the form of promissory notes(the “Promissory Notes”). The Promissory Notes accrue interest at a rate of 6% per annum on the aggregate principal amount, payable on April 15, 2013 (the “Maturity Date”).  As a security for the Promissory Notes, the Company entered into a security agreement granting the Beam Members a first priority security interest in all the assets of Beam (the “Security Agreement”) and a pledge and security agreement granting the Beam Members a first priority security interest in all of the equity interest in Beam (the “Pledge and Security Agreement”). In connection with the event of default under the Promissory Notes, the Company entered into an escrow agreement (the “Escrow Agreement”) by and among the Company, Beam Acquisition, Beam, the Beam Members, the Law Office of Samuel A. Tversky P.C. (“Tversky”), and the Bernstein Law Firm (“Bernstein” each of Tversky and Bernstein an “Escrow Agent”). Pursuant to the terms of the Escrow Agreement, each of the Beam Members delivered to Bernstein an executed cancellation letter in connection with the transactions contemplated by the Exchange Agreement (the “Cancellation Letters”); Beam Acquisition delivered to Tversky a fully executed assignment of all ownership interest in Beam (the “Assignment of Beam Membership Interest”); and the Company, Beam Acquisition, and Beam delivered to Tversky an executed confession of judgment, to be held in escrow pursuant to the terms of the Escrow Agreement.

The foregoing description of the terms of the Exchange Agreement, Initial Agreement, Promissory Notes, Security Agreement, Pledge and Security Agreement, Escrow Agreement, Cancellation Letters, and Assignment of Beam Membership Interest do not purport to be complete and are qualified in their entirety by reference to the provision of such agreements filed as exhibits 2.1, 2.2, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K (this “Report”).

Note Acquisition

In conjunction with the Equity Exchange, the Company entered into an Assignment of Promissory Note (the “Note Assignment”) with certain assignors (the “Assignors”), pursuant to which the Assignors sold to the Company two certain secured promissory notes (the “Notes”) totaling an aggregate principal amount of $130,000. In connection with the Note Assignment, the Company entered into an Amendment to Promissory Note (the “Note Amendment”). Pursuant to the Note Amendment, the Notes held by the Company accrue interest at a rate of 8% per annum on the aggregate principal amount, payable on February 26, 2016.  The Notes are secured by a lien on and continuing security interest in all of the Beam assets as described in the Note Amendment.

The foregoing description of the terms of the Note Assignment and Note Amendment do not purport to be complete and are qualified in their entirety by reference to the provision of such agreements filed as exhibits 10.7 and 10.8, respectively, to this Report.

Financing

On March 22, 2013, the Company completed a financing, under a private offering by entering into a Subscription Agreement (the “Subscription Agreement”) with certain investors (the “Investors”) for total gross proceeds to the Company of $2,495,000. Pursuant to the Subscription Agreement, the Company issued (i) an aggregate of 4,590,000 of our Common Stock (the “Financing Shares”) at a purchase price of $0.50 per share, and (ii) warrants (the “Warrants”) to purchase 4,590,000 shares of the Company’s Common Stock (the “Warrant Shares”) at an exercise price of $2.25 per share.

Warrants

The Warrants are exercisable for an aggregate of 4,590,000 shares of the Company’s Common Stock. The Warrants are exercisable for a period of three years from the original issue date. The exercise price with respect to the Warrants is $2.25 per share. The exercise price for the Warrants is subject to adjustment upon certain events, such as merger, combinations, dividends, reclassifications or other corporate change and dilutive issuances.

The foregoing description of the terms of the Subscription Agreement and Warrants do not purport to be complete and are qualified in their entirety by reference to the provision of such agreements filed as exhibits 10.9 and 4.1, respectively, to this Report.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 of this Report regarding the Equity Exchange is incorporated herein by reference in its entirety.

On February 26, 2013, the Company acquired Beam, through its wholly-owned subsidiary, Beam Acquisition, and Beam became a wholly-owned subsidiary of the Company.

Together, the Company and Beam operate the majority of all EV charging points throughout New York City, and have existing agreements with Central Parking, Icon Parking, as well as Simon Properties. Beam’s partnerships with additional garage companies, such as Garage Management Company, Sylvan Parking, and Imperial Parking, expands the Company’s current list of more than 45 strategic partnerships including retail, multifamily residential and commercial property owners, municipalities, and parking garage management companies. Beam provides the Company with over 400 additional parking garages under contract in New York City, and the combined entity is positioned to provide the largest EV charging infrastructure to EV drivers in New York and beyond.  In addition to the Company’s nationwide network of EV charging stations, the Company and Beam overlap in areas, such as Boston, Massachusetts and Washington, D.C., and are now jointly expanding into Philadelphia, Pennsylvania.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Items 1.01 and 2.01 of this Report, which disclosure is incorporated herein by reference.

The Company issued the Exchange Shares in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

The sale and the issuance of the Financing Shares and the Warrants were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”) and/or Regulation S promulgated under the Securities Act (“Regulation S”).  We made this determination based on the representations of each Purchaser which included, in pertinent part, that each such Purchaser was (a) an “accredited investor” within the meaning of Rule 501 of Regulation D, (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or (c) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S and upon such further representations from each Purchaser that (i) such Purchaser is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) the Purchaser agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) the Purchaser has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (iv) the Purchaser had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (v) the Purchaser has no need for the liquidity in its investment in us and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

Item 8.01	Other Events.

On February 28, 2013, the Company issued a press release announcing the acquisition of Beam, a copy of which is attached to this Report as Exhibit 99.1.

Item 9.01	Financial Statement and Exhibits

(b)	Pro Forma Financial Information

Pro forma financial information will be filed by amendment within 71 days of the date of this Report.

(d)	Exhibits

Exhibit Number	Description
2.1	Equity Exchange Agreement, dated February 26, 2013, by and among Car Charging Group, Inc., Beam Acquisition LLC, Beam Charging, LLC, and the Members of Beam Charging LLC.
2.2	Agreement, dated December 31, 2012, by and among Car Charging Group, Inc., Beam Acquisition, LLC, and Manhattan Charging LLC.
4.1	Form of Warrant.
10.1	Form of Promissory Note.
10.2	Security Agreement, dated February 26, 2013.
10.3	Pledge and Security Agreement, dated February 26, 2013.
10.4	Escrow Agreement, dated February 26, 2013.
10.5	Form of Cancellation Letter, dated February 26, 2013.
10.6	Form of Assignment of Beam Membership Interest, dated February 26, 2013, by and among Beam Acquisition LLC and Manhattan Charging LLC.
10.7	Form of Assignment of Promissory Note, dated February 26, 2013, by and among Car Charging Group, Inc. and Beam charging LLC.
10.8	Amendment to Promissory Notes, dated February 26, 2013, by and among Car Charging Group, Inc. and Beam Charging LLC.
10.9	Form of Subscription Agreement.
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2013

Car Charging Group, Inc.

By:	/s/ Michael D. Farkas
Michael D. Farkas
Chief Executive Officer